UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): May 18, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-23305 (Commission File Number)	77-0357037 (I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065

(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURE

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Submission of Matters to Vote of Security Holders. The Company’s Annual Meeting of the Stockholders was held on May 18, 2004 (the “Annual Meeting”). The following matters were considered and voted upon at the Annual Meeting:

(1)	the election of two director nominees, Norman E. Gaut, Ph.D. and George Sollman, to serve as directors until the 2007 Annual Meeting of Stockholders. The votes cast for and against such nominees were as follows:

Name:	For	Withheld
Norman E. Gaut, Ph.D.	11,430,046	347,593
George Sollman	11,653,399	124,240

(2)	the approval of the Company’s 1997 Equity Incentive Plan, as amended, to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,900,000 shares, and (ii) increase the maximum number of options that may be granted under the plan to any person in any calendar year from 100,000 to 1,000,000 for newly hired employees, and from 100,000 to 500,000 for grants to all other persons. There were 6,006,668 votes cast for approval and 645,033 votes cast against approval. There were 19,092 abstentions.

(3)	the approval of the Company’s 1997 Non-Employee Directors’ Stock Option Plan, as amended, to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 100,000 shares, (ii) amend the terms pursuant to which options granted under the plan become exercisable, (iii) shorten the post-termination exercise period for grants made under the plan from 24 months to nine months, (iv) increase the initial option grants for directors from 8,000 shares to 16,000 shares, (v) approve a one-time grant of an option to purchase 8,000 shares for each current non-employee director of the Company, (vi) approve a grant of an option to purchase 5,000 shares of common stock to the Chairman of each of the Audit and Compensation Committees of the Board and to the Chairman of the Board and a grant of 3,000 shares of common stock to the Chairman of the Nominating and Corporate Governance Committee of the Board, upon the appointment of a non-employee director as Chairman of the Board and each of these committees and on each anniversary of such appointment, and (vii) delete the current provisions for annual automatic grants to members of the Audit, Compensation and Nominating Committees of the Board. There were 6,045,832 votes cast for approval and 616,064 votes cast against approval. There were 8,897 abstentions.

(4)	the approval of the potential issuance and sale by the Company of shares of its common stock and warrants exercisable for shares of its common stock to entities affiliated with Special Situations Fund. There were 6,188,200 votes cast for approval and 473,427 votes cast against approval. There were 9,166 abstentions.

(5)	the approval of the potential issuance by the Company of additional shares of its common stock upon conversion of outstanding shares of its Series A Preferred Stock and upon exercise of an outstanding warrant issued to Vulcan Inc. in June 2000, as a result of anti-dilution adjustment provisions contained in the Company’s Certificate of Designation of Series A Preferred Stock and the Vulcan warrant. There were 3,940,659 votes cast for approval and 2,721,576 votes cast against approval. There were 8,558 abstentions.

(6)	the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004. There were 11,396,369 votes cast for approval and 375,935 votes cast against approval. There were 5,335 abstentions.

     Based on the voting results, the stockholders of the Company elected each of the directors nominated, approved the second, third, fourth and fifth matters and ratified the appointment of Pricewaterhouse Coopers LLP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST VIRTUAL COMMUNICATIONS, INC.
By:	/s/ Truman Cole
Truman Cole
Chief Financial Officer

Date: May 25, 2004